CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED TERMS IN THIS EXHIBIT ARE DESIGNATED BY [*].

EXECUTION VERSION

UNDERWRITING AGREEMENT

February 2, 2026

Versamet Royalties Corporation

Suite 3200 - 733 Seymour Street,

Vancouver, British Columbia, V6B 0S6

Attention: Dan O'Flaherty, Chief Executive Officer

Dear Sirs:

BMO Nesbitt Burns Inc. ("BMO") and National Bank Financial Inc., as the co-lead managers and joint bookrunners (together with BMO, the "Lead Underwriters"), and ATB Cormark Capital Markets Corp., Canaccord Genuity Corp. and Raymond James Ltd. (together with the Lead Underwriters, the "Underwriters" and each individually an "Underwriter") hereby severally, and not jointly, nor jointly and severally, agree to purchase from Versamet Royalties Corporation (the "Company") in the respective percentages set forth in Section 22 hereof, and the Company hereby agrees to issue and sell to the Underwriters, upon and subject to the terms hereof, an aggregate of 9,100,000 common shares of the Company (the "Firm Shares") on an underwritten basis at a price of $13.75 per Firm Share (the "Offering Price") for an aggregate purchase price of $125,125,000 (the "Offering").

Upon and subject to the terms and conditions contained herein, the Company hereby grants to the Underwriters an option (the "Over-Allotment Option") to purchase, severally, and not jointly, nor jointly and severally, in the respective percentages set forth in Section 22 hereof, up to an additional 1,365,000 common shares of the Company (the "Additional Shares"), representing up to 15% of the number of Firm Shares, at a price of $13.75 per Additional Share for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 16 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the "Offered Shares".

Subject to applicable laws, after a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, the Underwriters may subsequently reduce the selling price to investors from time to time, provided that any such reduction in the Offering Price shall not affect the aggregate Offering Price less the Underwriting Fee payable to the Company.

The Offering shall take place in the Selling Jurisdictions (as defined herein), in the United States (as defined herein) and in such jurisdictions outside Canada and the United States as determined appropriate by the Underwriters (the "Offering Jurisdictions").

The Underwriters understand that the Company has prepared and filed with each of the Canadian Securities Commissions (as defined herein) in each of the Qualifying Jurisdictions (as defined herein) the Base Shelf Prospectus (as defined herein) in respect of the issuance from time to time, of common shares, debt securities, warrants to purchase other Shelf Securities (as defined herein), subscription receipts exchangeable into common shares, debt securities, or warrants, share purchase contracts, and units comprised of one or more of the other Shelf Securities or any other combination of such securities (collectively, the "Shelf Securities") in each case in accordance with Canadian Securities Laws (as defined herein). The British Columbia Securities Commission (the "BCSC") is the principal regulator of the Company in respect of the Shelf Securities and the offering of the Offered Shares under the passport system procedures provided for under Multilateral Instrument 11-102 - Passport System and National Policy 11- 202 - Process for Prospectus Reviews in Multiple Jurisdictions and the BCSC has issued the Prospectus Receipt (as defined herein). The term "Base Shelf Prospectus" means the final short form base shelf prospectus dated August 1, 2025 relating to the Shelf Securities, at the time the BCSC issued the Prospectus Receipt with respect thereto in accordance with Canadian Securities Laws (as defined herein), including the Shelf Procedures (as defined herein), and includes all Documents Incorporated by Reference therein and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws.

In addition, the Underwriters also understand that the Company will, as promptly as possible and in any event no later than 10:00 p.m. (Toronto time) on the date of this Agreement prepare and file, (i) with the Canadian Securities Commissions, in accordance with the Shelf Procedures, a prospectus supplement setting forth the Shelf Information (as defined below) (including any Documents Incorporated by Reference therein and any supplements or amendments thereto, the "Prospectus Supplement") in order to qualify for distribution to the public the Offered Shares in all of the provinces and territories of Canada (the "Qualifying Jurisdictions") through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters. The information, if any, included in the Prospectus Supplement that is permitted to be omitted from the Base Shelf Prospectus with respect to the Offering, is referred to herein as the "Shelf Information".

The term "Prospectus" shall refer to the Base Shelf Prospectus, as supplemented by the Prospectus Supplement, including for greater certainty, in each case, the Documents Incorporated by Reference therein.

Any reference herein to any "amendment" or "supplement" to the Base Shelf Prospectus or the Prospectus Supplement shall be deemed to refer to and include (i) the filing of any document with the Canadian Securities Commissions after the date of the Base Shelf Prospectus or the Prospectus Supplement, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by the Canadian Securities Laws (as hereinafter defined), and (ii) any such document so filed.

The Offered Shares shall be distributed in one or more of the Qualifying Jurisdictions through the Underwriters pursuant to the Prospectus. The Offered Shares may also be distributed in the United States through one or more of the U.S. Affiliates (as hereinafter defined) on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act (as hereinafter defined) and in accordance with all applicable U.S. state securities laws. All offers and sales of the Offered Shares in the United States: (i) will be made in accordance with Schedule "B" attached hereto (which schedule is incorporated into and forms part of this Agreement); and (ii) will be conducted in such a manner so as not to require registration thereof or the filing of a registration statement with respect thereto under the U.S. Securities Act. The Offered Shares may also be distributed in other jurisdictions outside Canada and the United States, provided that they are lawfully offered and sold on a basis exempt from the prospectus, registration or similar requirements of any such jurisdictions and that the Company will not be or become subject to any continuous disclosure or similar obligations of any such jurisdictions.

The Company and the Underwriters agree that (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws (as hereinafter defined), federal and state broker-dealer laws and the requirements of with the United States Securities and Exchange Commission ("SEC") and the Financial Industry Regulatory Authority, Inc. ("FINRA").

In consideration of the agreement on the part of the Underwriters to purchase the Offered Shares and in consideration of the services rendered and to be rendered by the Underwriters hereunder, the Company agrees to pay to the Lead Underwriters, on behalf of the Underwriters, at the Closing Time (as hereinafter defined), and at the Option Closing Time (as hereinafter defined), if any, a cash fee equal to 5.0% of the aggregate gross proceeds of the Offering (the "Underwriting Fee"), the payment of such fee to be reflected by the Underwriters making payment of the gross proceeds of the sale of the Firm Shares or the Additional Shares, as the case may be, to the Company, less the amount of the Underwriting Fee. The Underwriting Fee shall include the "Work Fee" equal to 5.0% of the Underwriting Fee, which shall be payable only to the Lead Underwriters in equal proportion. For the avoidance of doubt, the Work Fee shall not result in incremental fees to be owed by the Company.

The Underwriters understand that, concurrently with the Offering, the Company will be conducting a non-brokered private placement of a specified number of Common Shares (the "Private Placement Shares") in accordance with existing contractual participation rights (the "Concurrent Private Placement"). The Underwriters and the Company acknowledge and agree that the Underwriters have not agreed to purchase any Private Placement Shares in connection with the Concurrent Private Placement. The Company acknowledges and agrees that the purchasers of Private Placement Shares do not and will not have any recourse to or any rights against the Underwriters, and the Underwriters do not and will not have any liability whatsoever to such purchasers under or in connection with the Concurrent Private Placement. No Underwriting Fee will be paid in connection with the Concurrent Private Placement.

This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1 Interpretation

(1) Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

"Additional Shares" has the meaning given to it in the first page of this Agreement;

"affiliate" has the meaning given to it in the Business Corporations Act (British Columbia);

"Agreement" means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this underwriting agreement;

"Applicable Laws" means, in relation to any person or persons, the Applicable Securities Laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guidance document, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

"Applicable Securities Laws" means the Canadian Securities Laws and the U.S. Securities Laws;

"Base Shelf Prospectus" has the meaning given to it in the first page of this Agreement;

"BCSC" has the meaning given to it in the first page of this Agreement;

"BMO" means BMO Nesbitt Burns Inc.;

"Business Day" means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia;

"Canadian Securities Commissions" means the securities regulatory authorities in each of the Qualifying Jurisdictions;

"Canadian Securities Laws" means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

"CDS" means the CDS Clearing and Depository Services Inc.;

"Claims" has the meaning given to it in Section 9(1);

"Closing Date" has the meaning given to it in Section 14;

"Closing Time" has the meaning given to it in Section 14;

"Common Shares" means the common shares in the capital of the Company;

"Company" means Versamet Royalties Corporation;

"Company Royalties" means the royalty and stream interests identified in Schedule "C";

"Concurrent Private Placement" has the meaning given to it in the third page of this Agreement;

"Consents" has the meaning given to it in Section 7(9);

"controlled", "distribution", "material change", "material fact" and "misrepresentation" have the respective meanings given to them in the Securities Act (British Columbia), except where otherwise specified in this Agreement;

"Credit Facility" means the amended and restated credit agreement dated as of September 24, 2025, between the Company, certain guarantors, lenders, and Bank of Montreal as administrative agent;

"Defaulting Underwriter" has the meaning given to it in Section 22(2);

"Directed Selling Efforts" has the meaning ascribed thereto in Schedule "B" hereto;

"Documents Incorporated by Reference" means all interim and annual financial statements, management's discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable, each to the extent not superseded or modified by any other subsequently filed document that also is, or is deemed to be, incorporated by reference into the Prospectus, including by section 3.2 of NI 44-101;

"Employee Plans" has the meaning given to it in Section 7(34);

"Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest;

"Environmental Laws" has the meaning given to it in Section 7(35);

"Equity Incentive Plan" means the Company's equity incentive plan;

"FINRA" has the meaning given to it in the second page of this Agreement;

"Firm Shares" has the meaning given to it in the first page of this Agreement;

"Governmental Authority" means and includes, without limitation, any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

"IFRS" means the International Financial Reporting Standards as issued by the International Accounting Standards Board;

"Indemnified Party" has the meaning given to it in Section 9(1);

"Indemnitor" has the meaning given to it in Section 9(1);

"Insider Agreements" has the meaning given to it in Section 15(1)(i);

"Insiders" has the meaning given to it in Section 15(1)(j);

"Investor Rights Agreements" means, collectively, the investor rights agreements between the Company and each of Equinox Gold Corp. dated June 28, 2022, B2Gold Corp. dated June 5, 2024, Tether Investments S.A. de C.V. dated November 17, 2025 and Nemesia S.a.R.L. dated November 17, 2025;

"IT Systems and Data" has the meaning given to it in Section 7(48);

"Lead Underwriters" has the meaning given to it in the first page of this Agreement;

"Lock-Up Period" has the meaning given to it in Section 15(1)(b);

"Losses" has the meaning given to it in Section 9(1);

"Marketing Documents" means the term sheet dated January 29, 2026 relating to the Offering and any other marketing materials approved in accordance with Section 3(2);

"marketing materials" has the meaning given to it in NI 41-101;

"Material Adverse Effect" means any event, fact, circumstance, development, change occurrence or state of affairs (i) that is materially adverse to the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company or (ii) that would result in the Prospectus containing a misrepresentation or an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, all within the meaning of Applicable Securities Laws;

"Material Agreement" means any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Company is a party or by which the Company or a material portion of the assets thereof are bound which is material to the Company (on a consolidated basis);

"Material Royalties" has the meaning given to it in Section 7(24);

"Money Laundering Laws" has the meaning given to it in Section 7(44);

"NI 43-101" means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

"NI 44-101" means National Instrument 44-101 - Short Form Prospectus Distributions;

"NI 44-102" means National Instrument 44-102 - Shelf Distributions;

"NI 51-102" means National Instrument 51-102 - Continuous Disclosure Obligations;

"Offered Shares" has the meaning given to it in the first page of this Agreement;

"Offering" has the meaning given to it in the first page of this Agreement;

"Offering Documents" means the Base Shelf Prospectus and the Prospectus Supplement, any Prospectus Amendments, any Supplementary Material, the U.S. Placement Memorandum, and any U.S. Supplementary Material, including the Documents Incorporated by Reference and any Marketing Documents;

"Offering Jurisdictions" has the meaning given to it in the first page of this Agreement;

"Offering Price" has the meaning given to it in the first page of this Agreement;

"Operator" or the "Operators" has the meaning given to it in Section 7(26)(a);

"Option Closing Date" has the meaning given to it in Section 16(1);

"Option Closing Time" has the meaning given to it in Section 16(1);

"Over-Allotment Option" has the meaning given to it in the first page of this Agreement;

"Personnel" has the meaning given to it in Section 9(1);

"Private Placement Shares" has the meaning given to it in the third page of this Agreement;

"Prospectus" has the meaning given to it in the second page of this Agreement;

"Prospectus Amendment" means any amendment to the Prospectus;

"Prospectus Receipt" means the receipt issued by the BCSC and the Ontario Securities Commission dated August 1, 2025, which is deemed to also be a receipt of the other Canadian Securities Commissions pursuant to Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions, for the Base Shelf Prospectus and any Prospectus Amendment, as the case may be;

"Prospectus Supplement" has the meaning given to it in the second page of this Agreement;

"Public Record" has the meaning given to it in Section 7(23);

"Purchasers" means, collectively, each of the purchasers of the Offered Shares arranged by the Underwriters pursuant to the Offering;

"Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

"Qualifying Jurisdictions" has the meaning given to it in the second page of this Agreement;

"Regulation S" has the meaning ascribed thereto in Schedule "B" hereto;

"Royalty Agreements" has the meaning given to it in Section 7(28);

"Rule 144A" means Rule 144A adopted by the SEC under the U.S. Securities Act;

"Sanctioned Person" has the meaning given to it in Section 7(46);

"Sanctions" has the meaning given to it in Section 7(46);

"SEC" has the meaning given to it in the second page of this Agreement;

"SEDAR+" means the System for Electronic Data Analysis and Retrieval+;

"Selling Firm" has the meaning given to it in Section 2(1);

"Selling Jurisdictions" means all of the provinces and territories of Canada, other than Quebec;

"Shelf Information" has the meaning given to it in the second page of this Agreement;

"Shelf Procedures" means NI 44-101 and NI 44-102;

"Shelf Securities" has the meaning given to it in the first page of this Agreement;

"Subsidiary" has the meaning ascribed thereto in the Canadian Securities Laws of the Province of British Columbia;

"Supplementary Material" means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Company under Applicable Securities Laws relating to the Offering and/or the distribution of the Offered Shares;

"Tax Act" means the Income Tax Act (Canada) and the regulations thereunder, both as amended from time to time and any proposed amendments thereto announced publicly by or on behalf of the Minister of Finance (Canada) prior to the date of this Agreement;

"Taxes" has the meaning given to it in Section 7(36);

"template version" has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

"TMX Group" means TMX Group Limited;

"TSX" means the Toronto Stock Exchange;

"Underwriters" has the meaning given to it in the first page of this Agreement;

"Underwriters' Expenses" has the meaning given to it in Section 17;

"Underwriting Fee" has the meaning given to it in the second page of this Agreement;

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

"U.S. Affiliate" of any Underwriter means the U.S. registered broker-dealer affiliate of such Underwriter;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

"U.S. Placement Memorandum" means the U.S. private placement memorandum, in a form satisfactory to the Underwriters and the Company, each acting reasonably, including the Prospectus, to be delivered to each prospective purchaser of the Offered Shares in the United States in accordance with Schedule "B" hereto;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"U.S. Securities Laws" means all applicable securities legislation in the United States, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act, and any applicable state securities laws;

"U.S. Supplementary Material" means any Supplementary Material required, in the opinion of the Underwriters, to be delivered to prospective purchasers in the United States with any supplemental, or supplement to, the U.S. Placement Memorandum as may be so required; and

"Work Fee" has the meaning given to it in the third page of this Agreement.

(2) Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(3) Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4) All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5) Any reference in this Agreement to "$" or to "dollars" shall refer to the lawful currency of Canada, unless otherwise specified.

(6) The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Form of Opinion to be Provided by the Company's Canadian Counsel

Schedule "B" - Compliance with United States Securities Laws

Schedule "C" - Company Royalties

Section 2 Distribution of the Offered Shares

(1) Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a "Selling Firm") as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm at no additional cost to the Company. The Underwriters will offer the Offered Shares, directly and through Selling Firms or any duly registered affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 6 hereof) to purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement. The Underwriters shall require any Selling Firm to agree to distribute the Offered Shares in a manner that complies with all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Offered Shares or distribute the Offering Documents, as applicable, in connection with the distribution of the Offered Shares and shall not, directly or indirectly, solicit offers to purchase or sell the Offered Shares or deliver any Offering Documents so as to require registration of the Offered Shares or filing of a prospectus or registration statement with respect to the Offered Shares or compliance by the Company with regulatory requirements (including any continuous disclosure obligations or similar reporting obligations) under the laws of any jurisdiction other than the Offering Jurisdictions.

(2) For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in any Selling Jurisdiction where a Prospectus Receipt shall have been obtained following the filing of the Prospectus, unless otherwise notified in writing by the Company.

(3) The Lead Underwriters shall promptly notify the Company when, in their opinion, the distribution of the Offered Shares has ceased and will provide to the Company, as soon as practicable thereafter but in any event within 30 days after completion of the distribution, a breakdown of the number of Offered Shares distributed in each of the Offering Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, as applicable, in the United States.

(4) The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Company or its securities, other than as set forth in the Offering Documents.

(5) Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Company under this Section 2 with respect to a default by another Underwriter or another Underwriter's duly registered broker-dealer affiliate in the United States or any Selling Firm, as the case may be.

(6) The Underwriters acknowledge that the Company is not taking any steps to qualify the Offered Shares for distribution or register the Offered Shares or the distribution thereof with any securities authority outside of the Qualifying Jurisdictions.

Section 3 Preparation of Prospectus Supplements; Marketing Materials; Due Diligence

(1) During the period of the distribution of the Offered Shares, the Company shall co-operate in all reasonable respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve (acting reasonably) the form and content of the Offering Documents and the Company shall allow the Underwriters to conduct all "due diligence" investigations which the Underwriters may reasonably require to fulfil the Underwriters' obligations under Applicable Securities Laws as underwriters and, in the case of the Prospectus Supplement and the Supplementary Material, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

(2) Without limiting the generality of clause (1) above, during the distribution of the Offered Shares:

(a) the Company shall prepare, in consultation with BMO, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(b) BMO shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c) the Company shall file a template version of any such marketing materials on SEDAR+ as soon as reasonably practical after such marketing materials are so approved in writing by the Company and BMO and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR+ (provided that if any such comparables are removed, the Company shall deliver a complete template version of any such marketing materials to the BCSC), and the Company shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing; and

(d) following the approvals and filings set forth in Section 3(2)(a) to (c) above, the Underwriters may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(3) The Company and each Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 3(2).

Section 4 Material Changes

(1) During the period from the date of this Agreement to the completion of the distribution of the Offered Shares, the Company covenants and agrees with the Underwriters that they shall promptly notify the Underwriters in writing of:

(a) any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company;

(b) any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on or prior to the date of such document;

(c) any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Company;

(d) any change in applicable Laws, materially and adversely affecting, or which would reasonably be expected to materially and adversely affect, the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business, affairs, operations, properties, capital or prospects of the Company and or the distribution of the Offered Shares;

(e) any breach of any covenant of this Agreement or any Offering Documents by the Company, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Offering Document is or has become untrue or inaccurate in any material respect;

(f) any request by any Canadian Securities Commission to amend or supplement the Prospectus or for additional information;

(g) the suspension of the qualification of the Offered Shares for offering, sale, grant or issuance in any jurisdiction, or of any order suspending or preventing the use of the Offering Documents or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose;

(h) the receipt by the Company of any material communication, whether written or oral, from any Canadian Securities Commissions, the TSX or any other competent authority, relating to the Prospectus or the distribution of the Offered Shares;

(i) any notice or other correspondence received by the Company from any regulatory or governmental body and any requests from such bodies for information, a meeting or a hearing relating to the Company, the Offering, the issue and sale of the Offered Shares; or

(j) the issuance by any Canadian Securities Commission or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceeding for any such purpose and the Company will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Offered Shares or the trading in the shares of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(2) The Underwriters agree, and will require each Selling Firm to agree, to cease the distribution of the Offered Shares upon the Underwriters receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 4 and to not recommence the distribution of the Offered Shares until Supplementary Material disclosing such change are filed in such Offering Jurisdiction.

(3) The Company shall promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Company shall not file any Supplementary Material or other document without first providing the Underwriters with a copy of such Supplementary Material or other document and consulting with the Underwriters with respect to the form and content thereof.

(4) If during the distribution of the Offered Shares there is any change in any Applicable Securities Laws, which results in a requirement to file a Prospectus Amendment, the Company shall make any such filing under Applicable Securities Laws as soon as possible.

(5) The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.

Section 5 Deliveries to the Underwriters

(1) The Company will deliver, or cause to be delivered, contemporaneously with the filing thereof with the Canadian Securities Commissions in each of the Qualifying Jurisdictions, electronic copies of the Offering Documents, an electronic copy of any other document required to be filed by the Company under Applicable Securities Laws in connection therewith (including to the extent not previously filed, electronic copies of any Documents Incorporated by Reference therein), in each case, signed as required by Applicable Securities Laws, and each such delivery of the Offering Documents will have constituted and shall constitute the consent of the Company to the use of such documents by the Underwriters in connection with the distribution of the Offered Shares, subject to the Underwriters complying with the provisions of Applicable Securities Laws and the provisions of this Agreement.

(2) Delivery of the Base Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendment will be satisfied in accordance with the "access equals delivery" provisions contained in Part 6A of NI 44-102 and the Underwriters and the Company shall satisfy any request for electronic or paper copies of such Base Shelf Prospectus, Prospectus Supplement and any Prospectus Amendment in accordance with the requirements of NI 44-102, without charge. The Company will cause to be delivered to the Underwriters without charge, at those delivery points as the Underwriters may reasonably request, commercial copies of the U.S. Placement Memorandum.

(3) Each delivery of the Offering Documents to the Underwriters by the Company in accordance with this Agreement will constitute the representation and warranty of the Company to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them specifically for use in the Offering Documents), at the respective date of such document:

(a) the information and statements contained in each of the Offering Documents (including, for greater certainty, the Documents Incorporated by Reference therein): (i) are true and correct in all material respects, and contain no misrepresentation; and (ii) constitute full, true and plain disclosure of all material facts relating to the Offered Shares and the Company;

(b) no material fact has been omitted from any of the Offering Documents that is required to be stated in such document or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(c) each of the Prospectus and the Supplementary Material complies in all material respects with Canadian Securities Laws; and

(d) each of the U.S. Placement Memorandum and any U.S. Supplementary Material complies in all material respects with U.S. Securities Laws.

(4) The Company will also deliver to the Underwriters, prior to the filing of the Prospectus Supplement, as applicable, unless otherwise indicated:

(a) a copy of the Prospectus Supplement in the form required by Canadian Securities Laws;

(b) a copy of any other document filed with, or delivered to, the Canadian Securities Commissions by the Company under Canadian Securities Laws in connection with the Offering, including any Supplementary Material and any Document Incorporated by Reference in the Prospectus not previously filed on SEDAR+;

(c) a copy of the U.S. Placement Memorandum and any U.S. Supplementary Material; and

(d) in the case of the Prospectus Supplement, a "long-form" comfort letter dated the date of the Prospectus Supplement, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the Company, from KPMG LLP, with respect to the financial and accounting information relating to the Company that is included or incorporated by reference in the Prospectus;

in each case based on a review having been completed not more than two Business Days prior to the date of the applicable comfort letter, and which comfort letters shall be in addition to (A) any auditor's report contained in the Prospectus and (B) any auditor's comfort letter addressed to the Canadian Securities Commissions and filed with or delivered to the Canadian Securities Commissions under applicable Canadian Securities Laws.

(5) Opinions, comfort letters and other documents substantially similar to those referred to in this Section 5 will be delivered to the Underwriters and the Company, and their respective counsel, as applicable, with respect to any Supplementary Material, contemporaneously with, or prior to the filing of, such Supplementary Material.

Section 6 Regulatory Approvals

The Company will make all necessary filings, use its commercially reasonable efforts to obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters may designate and maintain such qualifications in effect for so long as required for the distribution of the Offered Shares; provided, however, that (i) the Company shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which they are not otherwise so subject, or become subject to any periodic reporting or continuous disclosure obligations in such other jurisdictions that they are not then subject to in such jurisdiction, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Shares therein.

Section 7 Representations and Warranties of the Company

The Company represents and warrants to each of the Underwriters and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement. The representations and warranties of the Company contained in this Agreement shall be true as of the date hereof, the Closing Time and Option Closing Time, if applicable.

(1) Offering Documents. The Base Shelf Prospectus complied, as of the time of filing thereof, and all other Offering Documents as of the time of filing thereof have complied or will comply, as applicable, in all material respects with the applicable requirements of Canadian Securities Laws; the Base Shelf Prospectus, as of the time of filing thereof, did not, and all other Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, have not or will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Base Shelf Prospectus, as of the time of filing thereof, constituted, and the Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, have constituted or will constitute, as applicable, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Company; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Offering Document in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use therein.

(2) Capitalization and Listing. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled "Consolidated Capitalization"; all of the issued and outstanding share capital of the Company, being the Common Shares, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable Canadian, U.S. and other securities laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; the Common Shares are duly listed, and admitted and authorized for trading, on the TSX.

(3) Due Incorporation. The Company has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as is or will be described in the Prospectus.

(4) Due Qualification. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its assets (including any royalty or other interest) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or limit the ability of the Company to consummate the transactions contemplated by this Agreement.

(5) Subsidiary. The Company does not have any Subsidiaries.

(6) Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Offered Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" do not and will not (i) violate the organizational documents of the Company, (ii) result in the creation or imposition of any Encumbrance upon any of the assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its operations or assets may be bound, (iii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any Material Agreement to which the Company is a party or by which the Company or any of its assets is bound or affected, or (iv) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except in the case of clauses (ii) or (iv) as would not singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. This Agreement conforms in all material respects to the description thereof required to be contained in the Prospectus.

(7) The Offered Shares. When issued in accordance with this Agreement and pursuant to the effective Prospectus, and upon receipt of payment for the Offered Shares, the Offered Shares will have been duly and validly created and issued as fully paid and non-assessable shares in the capital of the Company.

(8) Compliance with Applicable Laws; No Defaults. The Company is not in (i) violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Encumbrance upon any assets of the Company pursuant to, any Material Agreement to which it is a party or by which it is bound or to which any of its assets is subject, or (iii) violation in any material respect, of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body applicable to the Company, except in any such case for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(9) No Consents Required. No consent, approval, authorization, order, registration, qualification, license, filing and permit of, with and from any Governmental Authority (collectively, "Consents") is required in connection with the distribution of the Offered Shares or the consummation of the transactions as contemplated by this Agreement, other than (i) as may be required under the Applicable Securities Laws or blue sky laws of the various jurisdictions in which the Offered Shares are being offered, (ii) as have been obtained and are in full force and effect, and (iii) as may be required under the rules of the TSX on or before the Closing Time and, if applicable, the Option Closing Time.

(10) Due Authorization. The Company has the necessary corporate power and authority to execute and deliver the Prospectus and, if applicable, will have the necessary corporate power and authority to execute and deliver any amendment to the Prospectus prior to the filing thereof, and all necessary corporate action has been taken by the Company to authorize the execution and delivery by it of the Prospectus and the filing thereof, as the case may be, in each of the Qualifying Jurisdictions under Canadian Securities Laws.

(11) No Pre-emptive or Registration Rights. Except as described in the Prospectus, including the Documents Incorporated by Reference in each of the foregoing, and as provided in the Investor Rights Agreements, the Company has no outstanding warrants, options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell any Common Shares or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Shares or any other security of the Company; no person has any rights to require registration or qualification under the U.S. Securities Act or the Canadian Securities Laws of any security in connection with the offer and sale of the Offered Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(12) No Voting Agreements. The Company is not party to any agreement which in any manner affects or will affect the voting or control of any of the securities of the Company.

(13) All Requisite Consents. The Company has all requisite material Consents to own, lease and operate its assets and conduct its business as it is now being conducted in all material respects, in each case as disclosed in the Prospectus, and each such Consent is valid and in full force and effect in all material respects, except in each case as would not reasonably be expected to have a Material Adverse Effect; the Company has not received written notice of any investigation or proceedings which, if decided adversely to the Company, would reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such material Consent.

(14) Legal Proceedings. There is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending to which the Company is a party or of which any operations or assets of the Company is the subject which, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated and the defense of all such proceedings, litigation and arbitration against or involving the Company would not reasonably be expected to have a Material Adverse Effect.

(15) Independent Accountant. KPMG LLP, which has audited the annual consolidated financial statements of the Company that are included or incorporated by reference in the Prospectus, and whose reports appear or are incorporated by reference in the Prospectus, are independent with respect to the Company as required by Canadian Securities Laws and are independent registered public accountants as required by Canadian Securities Laws.

(16) No Reportable Event. There has not been any reportable event within the meaning of NI 51-102 between the Company and its current auditors.

(17) Financial Statements. The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified by the Company; said consolidated financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved; the other financial and statistical information relating to the Company included or incorporated by reference in the Prospectus, present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements of the Company that are included or incorporated by reference in the Prospectus and the books and records of the Company.

(18) Significant Acquisitions. There are no "significant acquisitions" or "significant probable acquisitions" for which the Company is required, pursuant to applicable Canadian Securities Laws to include additional financial disclosure in the Prospectus.

(19) Equity Incentive Plan. Each outstanding compensation security of the Company granted under the Equity Incentive Plan (i) was granted in compliance with Applicable Laws and with the Equity Incentive Plan, (ii) was duly approved by the board of directors, or a duly authorized committee thereof, of the Company, as applicable, and (iii) has been properly accounted for in the Company's consolidated financial statements at the relevant time.

(20) No Material Adverse Changes. Subsequent to the respective dates as of which information is given in the Prospectus, except as disclosed in the Prospectus, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its share capital (other than dividends paid in the ordinary course) (ii) there has not been any material change in the Offered Share capital or long-term or short-term debt of the Company, (iii) the Company has not sustained any material loss or material interference with its business or assets from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labour dispute or any legal or governmental proceeding, in any such case that is material to the Company, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders' equity, assets or prospects of the Company; since the date of the latest balance sheet included, or incorporated by reference, in the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Prospectus.

(21) Material Interest of Directors and Officers. Except as disclosed in the Prospectus, to the knowledge of the Company, none of the current directors or officers of the Company nor any associate or affiliate of the foregoing had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Company which materially affects the Company or would have a Material Adverse Effect.

(22) Licenses or Permits. The Company has all necessary licenses, permits, authorizations, consents and approvals and have made all necessary filings required under any Applicable Law, regulation or rule, and have obtained all necessary licenses, permits, authorizations, consents and approvals from other persons, in order to conduct the Company's material business and consummate the transactions contemplated herein and the Company is not in violation of, or in default under, and has not received valid notice of any proceedings relating to revocation or modification of, any such license, permit, authorization, consent or approval or any provincial, federal, municipal, state, local or foreign law, regulation or rule or of any decree, order or judgment applicable to the Company that would reasonably be expected to have a Material Adverse Effect, except as has been disclosed in the Prospectus.

(23) Public Record. The information and statements set forth in the Prospectus and in all information filed by or on behalf of the Company with the Canadian Securities Commission, the TSX, and all applicable self-regulatory authorities since becoming a "reporting issuer" or equivalent in Canada, is in compliance with Canadian Securities Laws (the "Public Record") in all material respects, were true, correct and complete in all material respects and did not contain any misrepresentation (as defined in the Securities Act (British Columbia)), as of the date of such information or statements or the date of any amendment to such information or statements.

(24) Material Royalties. The Company has four royalty and/or stream interests that it considers to be commercially material to the Company, being the royalties and/or streams interests in respect of the Greenstone, Kiaka, Rosh Pinah and Santa Rita properties, each as described in the Prospectus, including all Documents Incorporated by Reference therein (the "Material Royalties"), and, except as disclosed in the Prospectus. Disclosure set out in the Public Record, and the Prospectus including all Documents Incorporated by Reference therein with respect to the Greenstone and Kiaka properties has been disclosed in all material respects in accordance with the applicable requirements of NI 43-101 and the Company has no knowledge that such disclosure is inaccurate in any material respect.

(25) Description of Royalties. The description of the Company Royalties, as disclosed in the Public Record, and the Prospectus, including all Documents Incorporated by Reference therein, constitutes an accurate description of the terms of the royalties held by the Company in all material respects.

(26) Title. The Company is the direct or indirect legal and beneficial owner of, and has good and marketable title to, each one of the Material Royalties, and, except as would not reasonably be expected to result in a Material Adverse Effect, each one of the Company Royalties, and such interests are free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and the Company does not know of any claim or the basis for any claim, in each case, that would materially adversely affect the right thereof to use, transfer or otherwise exploit such rights. Where law permits the Company to do so, each one of the Material Royalties and, except as would not reasonably be expected to result in a Material Adverse Effect, each one of the Company Royalties, has been registered or recorded on title as applicable, against the assets or properties to which it relates.

(27) Owners or Operators. In respect of the properties underlying the Material Royalties and, except as would not reasonably be expected to result in a Material Adverse Effect, the Company Royalties:

(a) to the knowledge of the Company, the owner or operator of each property underlying the Material Royalties and the Company Royalties (each, an "Operator" or the "Operators") holds all requisite material licenses, registrations, qualifications, permits and consents necessary or appropriate for carrying on its respective business as currently carried on with respect to the Material Royalty or the Company Royalty and such licenses, registrations, qualifications, permits and consents are not invalid and are subsisting and in good standing in accordance with Applicable Laws;

(b) to the knowledge of the Company, no Operator has received any notice of proceedings relating to the revocation or adverse modification of any material mining license, registration, qualification or permit, and no Operator has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any material mining rights, exploration or prospecting rights, concessions or licenses with respect to any property underlying the Material Royalties or the Company Royalties; and

(c) no Operator has informed the Company and the Company does not have any knowledge of any part of the properties underlying the Material Royalties or the Company Royalties being taken, revoked, condemned or expropriated by any Governmental Authority nor of any written notice or proceeding in respect thereof being given, commenced or threatened or is pending, nor of any intention or proposal to give any such notice or commence any such proceeding.

(28) Royalty Agreements. Each of the agreements and other documents and instruments pursuant to which the Company holds the Material Royalties and, except as would not reasonably be expected to result in a Material Adverse Effect, the Company Royalties (including any interest in, or right to earn an interest in, any property that relates to a Material Royalty property and a Company Royalty property) (the "Royalty Agreements") are in full force and effect, unamended, in all material respects and the Company is entitled to all material rights and benefits thereunder in accordance with the terms thereof. Each of the Royalty Agreements is a valid and binding obligation of the Company and the other parties thereto enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. The Company has performed in all material respects all respective obligations required to be performed by it to date under the Royalty Agreements and neither the Company nor, to the knowledge of the Company, any of the other parties thereto, is in breach or violation of or in default under in each case, in any material respect (and in each case with or without notice or lapse of time or both) any Royalty Agreement and the Company has not has received or given any notice of default under any Royalty Agreement which remains uncured, and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute a material default under or material breach of any Royalty Agreement or the inability of a party to any Royalty Agreement to perform its material obligations thereunder.

(29) Notice of Adverse Claims. The Company has not received any notice of, nor does the Company otherwise have any knowledge of, any claim materially adverse to its ownership interests in or relating to any Material Royalty, or, except as would not reasonably be expected to result in a Material Adverse Effect, relating to any Company Royalty, nor in respect of real property, whether owned or held under lease or sublease by the Company.

(30) No Aboriginal Claims. To the knowledge of the Company, there are no claims or actions with respect to aboriginal rights currently threatened or pending in respect of the properties underlying the Material Royalties that could have a Material Adverse Effect on the Company. The Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to the properties underlying the Material Royalties, and no material dispute in respect of such properties with any local or aboriginal group exists or, to the knowledge of the Company, is threatened or imminent with respect thereto or activities thereon.

(31) Community Relationships. To the knowledge of the Company, there are no material complaints, issues, proceedings, or discussions, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop or operate the properties underlying the Material Royalties in a manner that would have a material impact on the Company.

(32) No Work Stoppage or Interruptions. To the knowledge of the Company, there are no actions, proceedings, inquiries, work or labour disruption, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability to explore or develop the operations underlying the Material Royalties in a manner that would have a material impact on the Company.

(33) Technical Disclosure. The Company is in compliance with the applicable provisions of NI 43-101 in all material respects. All scientific and technical information set forth in the Prospectus, including in any Documents Incorporated by Reference therein, relating to the Company's material properties has been reviewed and approved by a qualified person as required under NI 43-101.

(34) Compliance with Employment Laws. The Prospectus discloses, to the extent required by applicable Canadian Securities Laws in the Qualifying Jurisdictions, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the "Employee Plans"), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans.

(35) Environmental Matters. There are no federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic of foreign, relating to environmental, health or safety matters (collectively, the "Environmental Laws") that are applicable to the Company. To the knowledge of the Company, the owners and operators of each Material Royalty are in compliance in all material respects with all Environmental Laws applicable to the property underlying such Material Royalty.

(36) Labour Matters. There have not been and there is not currently any labour disruption, grievance, arbitration proceeding or other conflict with respect to the Company which would have a Material Adverse Effect, and the Company is in compliance with the provisions of all federal, provincial, local and foreign laws and regulations respecting employment practices, terms and conditions of employment and wages and hours, except where non-compliance with any such provisions would not have a Material Adverse Effect.

(37) Filing and Payment of Taxes. Except as set out in the Prospectus, all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Company have been paid, except where such Taxes are subject to a good faith appeal by the Company or the failure to pay Taxes would not have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not have a Material Adverse Effect. No examination of any tax return of the Company is currently in progress and there are no issues or disputes outstanding with a Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company, in any case, except where such examinations, issues or disputes would not have a Material Adverse Effect or except as set out in the Prospectus.

(38) Tax Matters. The Company has established on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable and there are no Encumbrances for Taxes on the material assets of the Company that would result in a Material Adverse Effect.

(39) Insurance. The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its assets and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(40) No Franchise, Contract or Other Document. There is no franchise, contract or other document of a character required to be described in the Prospectus, or required to be filed as a "material contract" with Canadian Securities Commissions, which is not described or filed as required.

(41) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that with respect to the Company that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; management of the Company assessed internal control over financial reporting (as such term is defined under Canadian Securities Laws) of the Company as of the end of the Company's most recent fiscal year and concluded such internal control over financial reporting was effective as of such date, and, except as otherwise set forth in the Prospectus, the Company is not aware of any material weakness in its internal control over financial reporting.

(42) No Change in the Company's Internal Control Over Financial Reporting. Since the date of the latest audited consolidated financial statements of the Company included or incorporated by reference in the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting (except as otherwise set forth in the Prospectus).

(43) Disclosure Controls. The Company maintains disclosure controls and procedures that comply with the requirements of the Canadian Securities Laws; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Canadian Securities Laws is (a) recorded, processed, summarized and reported, and (b) made known to the Company's management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure; such disclosure controls and procedures have been evaluated by the Company's principal executive officer and principal financial officer as effective.

(44) Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data included in the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(45) Compliance with Anti-Money Laundering Laws. The operations of the Company are, and have been conducted at all times, in compliance with all material applicable financial recordkeeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering laws of all applicable jurisdictions, and any related or similar applicable Laws of any applicable Governmental Authority (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any Governmental Authority involving the Company, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(46) No Conflicts with Sanctions Laws. To the knowledge of the Company, neither the Company nor any director, officer, employee, consultant, representative, affiliate or agent of the Company, is a person ("Sanctioned Person") currently the target of any sanctions administered or enforced by the Canadian government, including, the Financial Transactions Reports Analysis Centre of Canada, the U.S. Department of the Treasury's Office of Foreign Assets Control, or other relevant sanctions authority (collectively, "Sanctions"), and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Sanctioned Person, to fund any activities of or business with any Sanctioned Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Sanctioned Person (including any Sanctioned Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(47) Compliance with Anti-Corruption Laws. (A) The Company has not, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property of the Company or other unlawful expense relating to political activity to any official, employee or agent of any Governmental Authority, or (ii) made any direct or indirect contribution from corporate funds to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company and its operations, and the Company has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation; and (B) the operations of the Company are and have been conducted at all times in compliance with such legislation and no suit, action or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to such legislation is in progress, or to the knowledge of the Company, pending or threatened. Neither the Company nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the Company, has (i) conducted or initiated any review, audit, or internal investigation that concluded the Company or any director, officer, employee, consultant, representative or agent of the Company violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non- compliance with any such laws, or received any notice, request, or citation from any person alleging non-compliance with any such laws.

(48) Cybersecurity. (i)(x) Except as disclosed in the Prospectus, there has been no material security breach or other compromise of or relating to any of the Company's information technology and computer systems, networks, hardware, software, data, equipment or technology (collectively, "IT Systems and Data") and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data except in the case of this clause (i) where such breach or compromise would not have a Material Adverse Effect; (ii) the Company is presently in material compliance with all Applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(49) Canadian Reporting Issuer; Listing of Common Shares. The Company is a reporting issuer under the securities laws of each of the Qualifying Jurisdictions and is not on the list of defaulting reporting issuers maintained by any of the Canadian Securities Commission in each such jurisdiction that maintains such a list; the Common Shares (including the Additional Shares) are listed and posted for trading on the TSX, and the Company has taken no action designed to, or likely to have the effect of, de-listing the Common Shares from the TSX, nor has the Company received any notification that the TSX is contemplating terminating such listing.

(50) No Commissions or Finder's Fees. Other than the Underwriters pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement or the Offered Shares.

(51) Lending Relationship with the Underwriters; Repayment of Debts. Except as disclosed in the Prospectus, and in connection with the Credit Facility, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(52) Transfer Agent and Registrar. TSX Trust Company, at its principal office in the city of Vancouver, British Columbia is the duly appointed registrar and transfer agent of the Company with respect to its Common Shares.

(53) Minute Books and Corporate Records. The minute books and records of the Company which have been made available to the Underwriters and their counsel in connection with their due diligence investigation of the Company contain copies of all material proceedings (or certified copies thereof) of the holders of Common Shares, the boards of directors and all committees of the boards of directors of the Company for the relevant period requested by the Underwriters or their counsel. There have been no other material meetings, resolutions or proceedings of the holders of Common Shares, boards of directors or any committees of the boards of directors of the Company since the date of the latest meeting or resolution in the minute books and other records provided to counsel to the Underwriters.

(54) Forward-Looking Statements. No forward-looking statement (within the meaning of Canadian Securities Laws) included or incorporated by reference in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(55) Expropriation. No part of the property or assets of the Company have been taken, condemned or expropriated by any Governmental Authority nor has any written notice or proceeding in respect thereof been given or commenced nor does the Company know of any intent or proposal to give such notice or commence any such proceedings.

(56) U.S. Placement Memorandum. The U.S. Placement Memorandum has been prepared in a form customary for a private placement offering of equity securities of a Canadian foreign private issuer in the United States pursuant to Rule 144A, and applicable exemptions under Applicable Securities Laws of any state of the United States, concurrent with a public offering in Canada, and does not and will not contain any material disclosures regarding the Company other than as set forth in the Prospectus.

(57) Investor Rights Agreements. The Company has complied with its obligations under the Investor Rights Agreements in connection with the Offering.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, as the case may be, to the Underwriters as to the matters covered thereby.

Section 8 Representations, Warranties and Covenants of the Underwriters

(1) Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Company that:

(a) it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder;

(b) it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(c) it has not and will not, in connection with the Offering, make any representation or warranty with respect to the Company or the Offered Shares except those set out in the Offering Documents or in any disclosure otherwise expressly authorized in writing by the Company.

(2) The Underwriters hereby covenant and agree with the Company to the following:

(a) Compliance with Securities Laws. The Underwriters will comply with applicable securities laws and broker-dealer requirements (including Applicable Securities Laws and the requirements of FINRA) in connection with the distribution of the Offered Shares.

(b) Completion of Distribution. The Underwriters will use their commercially reasonable efforts to complete the distribution of the Offered Shares as promptly as possible after the Closing Time.

(3) The Company agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter or another Underwriter's duly registered broker-dealer affiliate in the United States or any Selling Firm or another Underwriter's duly registered broker-dealer affiliate in the United States or any Selling Firm.

(4) Distribution in Canada. No Underwriter that is a non-resident for purposes of the Tax Act will render any services under this Agreement in Canada.

Section 9 Indemnification

(1) The Company (also referred to in this Section 9 as the "Indemnitor") agrees to indemnify and hold harmless the Underwriters, their respective affiliates and subsidiaries, and their respective directors, officers, partners, agents, employees and shareholders (hereinafter referred to as the "Personnel" and together with the Underwriters and their respective affiliates and subsidiaries, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all losses (other than loss of profits), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel (collectively, the "Losses") that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively the "Claims") insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the services performed by the Underwriters in connection with the Offering, whether performed before or after the Underwriters' execution of the Agreement, provided, however, that the Company shall not be liable under this Section 10(1) to any Indemnified Party to the extent that such Losses arises from the sale of the Offered Shares and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating solely to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Prospectus. The Indemnitor agrees to waive any right the Indemnitor may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Indemnitor also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Indemnitor or any person asserting Claims on behalf of or in right of the Indemnitor for or in connection with the Offering except to the extent any Losses suffered by the Company are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted from the gross negligence, willful misconduct, or other fraudulent act of such Indemnified Party. The Indemnitor will not, without the prior written consent of the Underwriters, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought under this indemnity (whether or not any Indemnified Party is a party to such Claim) unless the Indemnitor has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of gross negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

(2) Promptly after receiving notice of a Claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the relevant Indemnified Party will notify the Indemnitor in writing of the particulars thereof, provided that the omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to any Indemnified Party, except to the extent the Indemnitor is materially prejudiced by such omission. The Indemnitor shall have 14 days after receipt of the notice to undertake, conduct and control, through counsel of their own choosing and at their own expense, the settlement or defense of the Claim. If the Indemnitor undertakes, conducts or controls the settlement or defense of the Claim, the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim.

(3) The Indemnitor agrees to reimburse the Underwriters for the time spent by their Personnel in connection with any Claim related to the Indemnitor's indemnification obligations at their normal per diem rates. The Indemnified Parties may retain counsel to separately represent them in the defense of a Claim, which shall be at the Indemnitor's expense if (i) the Indemnitor does not promptly assume the defense of the Claim no later than 14 days after receiving actual notice of the Claim (as set forth in Section 9(2)), (ii) the Indemnitor agrees to separate representation, or (iii) the Indemnified Parties are advised by counsel that there is an actual or potential conflict in the Indemnitor's and the Indemnified Parties' respective interests or additional defenses are available to the Indemnified Parties, which makes representation by the same counsel inappropriate. Under no circumstances will the Company be required to pay the fees and disbursements of more than one counsel on behalf of the Indemnified Parties.

(4) The indemnity provided for in this Section 9 shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable has determined that such Losses to which the Indemnified Party may be subject were caused primarily by the gross negligence, intentional fault or willful misconduct of the Indemnified Party.

(5) The obligations of the Indemnitor hereunder are in addition to any liabilities which the Indemnitor may otherwise have to the Underwriters or any other Indemnified Party, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Indemnitor, the Underwriters and any other Indemnified Party. The foregoing provisions shall survive any termination of this Agreement or the completion of the Offering.

Section 10 Contribution

(1) In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 9 would otherwise be available in accordance with its terms but is, for any reason (other than for circumstances described in Section 9(4)), held to be unavailable to or unenforceable by the Indemnified Party or enforceable otherwise than in accordance with its terms or is insufficient to hold the Indemnified Party harmless, the Company shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits in connection with the distribution of the Offered Shares) of the nature contemplated in this Section 10 and suffered or incurred by the Indemnified Parties in such proportions as is appropriate to not only reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the distribution of the Offered Shares but also the relative fault of the Company on one hand and the Indemnified Parties on the other hand in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses, as well as any other equitable considerations determined by a court of competent jurisdiction; provided that the Company shall, in any event contribute to the amount paid or payable by the Underwriters or any other Indemnified Party as a result of such expense, loss, clam damage or liability any excess of such amount over the amount of the fees received by the Underwriters hereunder.

(2) The Underwriters' obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names in Section 22 hereof.

(3) In the event that the Company is held to be entitled to contribution from the Underwriters under the provisions of any Applicable Law, the Company shall be limited to contribution in an amount not exceeding the lesser of:

(a) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined above; and

(b) the amount of the aggregate fee actually received by the Underwriters from the Company hereunder, provided that no individual Underwriter shall be required to contribute more than the fee actually received by such Underwriter.

(4) With respect to Section 9 and this Section 10, the Company acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their respective affiliates and subsidiaries (including the U.S. affiliates) and each of their respective directors, officers, partners, employees and shareholders, and each person, if any, controlling any Underwriter or any of its subsidiaries or affiliates and each shareholder of any Underwriter. Accordingly, the Company hereby constitutes the Underwriters as agents for each person who is entitled to the covenants of the Company contained in Section 9 and this Section 10 and is not a party hereto and the Underwriters agree to accept such agents and to hold in trust for and to enforce such covenants on behalf of such persons.

Section 11 Covenants of the Company

(1) The Company covenants and agrees with the Underwriters that:

(a) the Company will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document has been filed, and will provide evidence satisfactory to the Underwriters of each such filing;

(b) between the date hereof and the date of completion of the distribution of the Offered Shares, the Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i) the issuance by any Canadian Securities Commission of any order suspending or preventing the use of any of the Offering Documents;

(ii) the issuance by any Canadian Securities Commission, or the TSX of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceeding for any such purpose; or

(iii) any requests made by any Canadian Securities Commission for amending or supplementing any of the Offering Documents or for additional information;

and the Company will use its commercially reasonable efforts to prevent the issuance of any order referred to in subparagraphs (b)(i), (b)(ii), or (b)(iii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c) the Company will use its commercially reasonable efforts to obtain the conditional listing of the Offered Shares on the TSX by the Closing Time, subject only to the standard listing conditions; and

(d) the Company will use the net proceeds from the Offering for the purposes described in the Prospectus.

(2) Prior to the completion of the distribution of the Offered Shares, the Company will file all documents required to be filed with or furnished to the Canadian Securities Commissions pursuant to Applicable Securities Laws.

(3) The Company agrees that it will not, directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to or announce any intention to issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any additional Common Shares or any securities or other financial instruments convertible into or exchangeable for Common Shares, or enter into any agreement or arrangement under which the Company acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, other than issuances: (i) pursuant to the Concurrent Private Placement; (ii) pursuant to acquisitions which have previously been publicly-announced; (iii) pursuant to rights or obligations under securities or instruments currently outstanding; or (iv) for incentive, bonus compensation purposes, directors fees or other grants of awards under the Equity Incentive Plan and the issuance of securities in accordance with the terms of such awards, from the date hereof and continuing for a period of 90 days from the Closing Date without the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld or delayed.

(4) On or prior to the Closing Date for the Offering of the Firm Shares, the Company will not amend its constating documents nor will it split, consolidate, or reclassify the Common Shares.

Section 12 All Terms to be Conditions

The Company agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Company. Any material breach or material failure to comply with any of the conditions set out in this Agreement shall entitle any of the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Company and the other Underwriters at or prior to the Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on any Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

Section 13 Termination by Underwriters

(1) Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect to the Company and the other Underwriters at or prior to the Closing Time or the Option Closing Time, as applicable, if after the date hereof and prior to the Closing Time or Option Closing Time, as applicable:

(a) there should occur any material change (as defined in the Securities Act (British Columbia)), or there should be discovered any previously undisclosed material fact (as defined in the Securities Act (British Columbia)) (other than a material fact related solely to any of the Underwriters) required to be disclosed in the Prospectus or any amendment thereto, in each case which, in the reasonable opinion of the Underwriters (or any of them), would be expected to have a significant adverse effect on the market price of value of the Common Shares; or

(b) there should develop, occur or come into effect or existence, any event, action, state, condition (including without limitation, natural catastrophe, act of war, terrorism or accident) or major financial occurrence of national or international consequence, or any law or regulation or a change thereof which, in the opinion of the Underwriters (or any of them) materially adversely affects or involves or will materially adversely affect or involve, the financial markets or the business, operations or affairs of the Company; or

(c) any inquiry, action, suit, investigation or other proceeding in relation to the Company or any of the directors or senior officers of the Company, whether formal or informal (including matters of regulatory transgression or unlawful conduct), is commenced, threatened or publicly announced or any order is made under or pursuant to any statute or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, stock exchange, regulatory authority, agency or instrumentality or there is any enactment or change of law or regulation, or interpretation or administration thereof, (unless solely based on the activities or alleged activities of the Underwriters), which in the reasonable opinion of the Underwriters (or any of them), could operate to prevent or restrict the trading of the Common Shares, including the Offered Shares, or which seriously adversely affects, or will, or could seriously adversely affect the market price or value of the Common Shares; or

(d) the Company is in material breach of any term or covenant of this Agreement or any representation or warranty given by the Company in this Agreement becomes materially incorrect.

(2) If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Company to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 9, Section 10 and Section 17.

(3) The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 13 shall not be binding upon the other Underwriters.

Section 14 Closing

The closing of the purchase and sale of the Firm Shares herein provided for shall be completed at 8:00 a.m. (Toronto time) on February 9, 2026, or such other date and/or time as may be agreed upon in writing by the Company and the Underwriters (respectively, the "Closing Time" and the "Closing Date"), and will be completed remotely via electronic transmission of documentation or at such place agreed to by the Company and the Underwriters. In the event that the Closing Date has not occurred on or before March 16, 2026, this Agreement shall, subject to Section 13(2) hereof, terminate.

Section 15 Conditions of Closing and Option Closing

(1) The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Company contained in this Agreement both as of the date of this Agreement, the Closing Time and the Option Closing Time, the performance by the Company of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or Option Closing Time, as applicable, of the following, other than as provided below:

(a) a customary favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, in form and substance and subject to customary qualifications and assumptions satisfactory to the Underwriters, acting reasonably, from Blake, Cassels & Graydon LLP in its capacity as the Company's Canadian counsel, as to matters of Canadian federal and provincial law and from local counsel (only in respect of matters governed by the laws of the Selling Jurisdictions where Blake, Cassels & Graydon LLP is not qualified to practice law, determined by the Company and acceptable to the Underwriters, acting reasonably), addressed to the Underwriters and the Underwriters' counsel and such legal opinion shall be substantially to the effect set forth in Schedule "A" hereto;

(b) if any of the Offered Shares are offered and sold in the United States, a legal opinion dated the Closing Date and Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters from Cozen O'Connor LLP, in its capacity as the Company's U.S. counsel, which opinion may be subject to usual and customary qualifications for opinions of this type, that it is not necessary in connection with the offer and sale by the Company of the Offered Shares in the United States, in the manner contemplated by and pursuant to this Agreement (including Schedule "B") and the U.S. Placement Memorandum, to register the Offered Shares under the U.S. Securities Act, provided that such counsel may express no opinion as to any subsequent offer or resale of the Offered Shares;

(c) certificates or evidence of registration representing, in the aggregate, the Firm Shares (and Additional Shares, if applicable, at the Option Closing Time) in the name of CDS or its nominee or in such other name(s) as BMO on behalf of the Underwriters shall have directed;

(d) KPMG LLP's comfort letter dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letters referred to in Section 5(4) above with such changes as may be necessary from the comfort letters delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Option Closing Date, as applicable;

(e) the Underwriting Fee paid in accordance with the second page of this Agreement;

(f) on the Closing Date, evidence satisfactory to BMO that the Firm Shares (and Additional Shares, if applicable) shall have been conditionally approved for listing on the TSX, subject only to the standard listing conditions;

(g) a certificate, dated the Closing Date and the Option Closing Date, as applicable, and signed on behalf of the Company, but without personal liability, by the Chief Executive Officer and by the Chief Financial Officer of the Company, or such other officers of the Company as may be reasonably acceptable to the Underwriters, certifying that: (i) the Company has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Company at or prior to the Closing Time and the Option Closing Time in all material respects, as applicable; (ii) all the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Time and the Option Closing Time, as applicable, with the same force and effect as if made at and as of the Closing Time and the Option Closing Time, as applicable, except for such representations and warranties which are in respect of a specific date in which case such representations and warranties shall be true and correct, in all material respects as of such date, after giving effect to the transactions contemplated hereby; (iii) there has been no material change relating to the Company since the date hereof which has not been generally disclosed, except for the offering of the Offered Shares, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (iv) that, to the best of the knowledge, information and belief of the persons signing such certificate, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(h) at the Closing Time or Option Closing Time, as applicable, certificates dated the Closing Date or the Option Closing Date, as applicable, signed on behalf of the Company, but without personal liability, by the Chief Executive Officer of the Company or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Company and the resolutions of the directors of the Company relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Firm Shares and the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Firm Shares and the Additional Shares on the TSX and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Company;

(i) at the Closing Time, the Company's directors and officers (collectively, the "Insiders") shall deliver signed agreements (the "Insider Agreements"), in form and content acceptable to the Underwriters and their counsel, acting reasonably, to the Lead Underwriters, pursuant to which the Insiders agree, for a period beginning on the Closing Date and ending 90 days after the Closing Date (the "Lock-Up Period"), not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale, lend, swap or otherwise dispose of, transfer or assign (or announce any intention to do so), any Common Shares or securities exchangeable or convertible into Common Shares, or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of Common Shares, whether such transaction is settled by the delivery of Common Shares, other securities, cash or otherwise, without the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld or delayed, other than (i) in conjunction with the exercise of outstanding stock options or any other outstanding convertible securities of the Company, the Company's Insiders are permitted to sell up to such number of Common Shares that were acquired upon such exercise to satisfy the applicable tax withholding obligations on the exercise of any such convertible securities or (ii) pursuant to a bona fide take-over bid, change of control or any other similar transaction made generally to all of the shareholders of the Company, provided that, in the event the take-over bid, change of control or similar transaction is not completed, such securities shall remain subject to the Insider Agreement; (iii) to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned or any family members of the undersigned; (iv) as a distribution or other transfer of the Offered Shares acquired on the open market following the closing of the Offering; (v) as pledges or security interests; (vi) pursuant to a transfer that occurs by operation of law or in connection with transactions arising as a result of the death of the director, officer, or principal shareholder; provided that in the event of transfers pursuant to subparagraphs (iii), (v), and (vi), the transferee executes a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period;

(j) at the Closing Time or Option Closing Time, as applicable, a certificate of status (or equivalent) for the Company dated within one (1) Business Day (or such earlier or later date as the Underwriters may accept) of the Closing Date;

(k) at the Closing Time or Option Closing Time, as applicable, a certificate or letter of TSX Trust Company, certifying: (i) its appointment as transfer agent and registrar of the Common Shares; and (ii) the number of Common Shares issued and outstanding on the Business Day prior to the Closing Date; and

(l) such other documents as the Underwriters or counsel to the Underwriters may reasonably require.

Section 16 Over-Allotment Option

(1) The Over-Allotment Option may be exercised by the Underwriters at any time, in whole or in part, by delivering notice to the Company not later than 12:00 p.m. (Toronto time) on the 30th day after the Closing Date, which notice will specify the number of Additional Shares to be purchased by the Underwriters and the date (the "Option Closing Date") and time (the "Option Closing Time") on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Company). Subject to the terms of this Agreement, upon the Underwriters furnishing this notice, the Underwriters will be committed to purchase, in the respective percentages set forth in Section 22, and the Company will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying the Underwriters' "over-allocation position" (as defined in National Instrument 41-101 - General Prospectus Requirements) in connection with the Offering.

(2) In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place at the Option Closing Time remotely via electronic transmission of documentation or at such place agreed to by the Company and the Underwriters.

(3) At the Option Closing Time, the Company shall issue to the Underwriters that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option and deposit with CDS or its nominee, if requested by BMO, the Additional Shares electronically through the non-certificated inventory system of CDS against payment per Additional Share by wire transfer or certified cheque payable to the Company or as otherwise directed by the Company.

(4) Concurrently with the deliveries and payment under paragraph (3), the Company shall pay the Underwriting Fee applicable to the Additional Shares in the manner provided in the second page of this Agreement against delivery of a receipt for that payment.

(5) The obligation of the Underwriters to make any payment or delivery contemplated by this Section 16 is subject to the conditions set forth in Section 15.

Section 17 Expenses

The Company will pay all expenses and fees in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Offering Documents; (ii) the fees and expenses of the Company's legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) all reasonable and direct expenses of the Underwriters including all reasonable fees of the Underwriters' legal counsel (up to a maximum of $100,000 plus taxes and disbursements), and reasonable "out-of-pocket" costs of the Underwriters (up to a maximum of $15,000) (collectively, the "Underwriters' Expenses"). All Underwriters' Expenses incurred by the Underwriters, or on their behalf, shall be payable by the Company promptly following receiving an invoice therefor from the Underwriters and shall be payable whether or not an offering is completed. At the option of BMO, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Company on the closing of the Offering. Regardless of whether the transactions contemplated herein are completed or not, the Company will pay the Underwriters' Expenses, as described in this Section 17. If the Offering is not completed due to any failure on the Company's part to comply with the terms and conditions of this Agreement, the Company reimburse the Underwriters for all their expenses and fees in connection with the Offering.

Section 18 No Advisory or Fiduciary Relationship

The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price, the Offered Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 19 Notices

Any notice to be given hereunder shall be in writing and may be given by hand delivery or email and shall, in the case of notice to the Company, be addressed and emailed or delivered to:

Versamet Royalties Corporation

Suite 3200, 733 Seymour Street

Vancouver, British Columbia V6B 0S6

Attention: Dan O'Flaherty, Chief Executive Officer
Email: [Redacted: Personal Information]

with a copy to (such copy not to constitute notice):

Blake, Cassels & Graydon LLP

1133 Melville Street, Suite 3500

Vancouver, British Columbia V6E 4E5

Attention: Bob Wooder
Email: [Redacted: Personal Information]

and in the case of the Underwriters, addressed and emailed or delivered to:

BMO Nesbitt Burns Inc.

2300 - 595 Burrard St., 26th

Vancouver, British Columbia V7X 1L7

Attention: Carter Hohmann, Managing Director
Email: [Redacted: Personal Information]

and

National Bank Financial Inc.

Suite 800 - 130 King Street W.

Toronto, Ontario M5X 1J9

Attention: John O'Sullivan, Managing Director
Email: [Redacted: Personal Information]

and

ATB Cormark Capital Markets Corp.

Suite 1800 - 200 Bay Street

Toronto, Ontario M5J 2J2

Attention: Darren Wallace, Managing Director
Email: [Redacted: Personal Information]

and

Canaccord Genuity Corp.

Suite 2100 - 40 Temperance Street

Toronto, Ontario M5H 0B4

Attention: David Sadowski, Managing Director, Head of Canadian Metals and Mining
Email: [Redacted: Personal Information]

and

Raymond James Ltd.

Suite 5400 - 40 King Street W.

Toronto, Ontario M5H 3Y2

Attention: Gavin McOuat, Senior Managing Director
Email: [Redacted: Personal Information]

with a copy to (such copy not to constitute notice):

DLA Piper (Canada) LLP

1133 Melville Street, Suite 2700

Vancouver, British Columbia V6E 4E5

Attention: Denis Silva
Email: [Redacted: Personal Information]

The Company and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 20 Actions on Behalf of the Underwriters

BMO will reasonably consult with the other Underwriters representing a majority of the allocations as set forth in Section 22 prior to taking any action on their behalf. All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of the matters contemplated by Section 9, Section 12 and Section 13, shall be taken by BMO on the Underwriters' behalf and the execution of the Agreement by the Underwriters shall constitute the Company's authority for accepting notification of any such steps from, and for giving notice to, and for delivering any definitive certificate(s) representing the Offered Shares to, or to the order of, BMO.

Section 21 Survival

The representations, warranties, obligations and agreements of the Company and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares for a period of two years following the Closing Date and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Offered Shares and the Underwriters shall be entitled to rely on the representations and warranties of the Company contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters' behalf.

Section 22 Underwriters' Obligations

(1) Subject to the terms of this Agreement, the Underwriters' obligations under this Agreement to purchase the Offered Shares shall be several, and not joint and several, and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid for the Offered Shares:

BMO Nesbitt Burns Inc.(1)	35%
National Bank Financial Inc.(1)	35%
ATB Cormark Capital Markets Corp.	15%
Canaccord Genuity Corp.	7.5%
Raymond James Ltd.	7.5%

(1) 5.0% Work Fee split pro rata between the Lead Underwriters.

(2) If any of the Underwriters fail to purchase its applicable percentage of the Offered Shares at the Closing Time or the Option Closing Time, as the case may be, (a "Defaulting Underwriter") and the percentage of Offered Shares that have not been purchased by the Defaulting Underwriter represents 10% or less of the Offered Shares then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages as aforesaid, all but not less than all of the Offered Shares not purchased by the Defaulting Underwriter, and to receive the Defaulting Underwriter's portion of the Underwriting Fee in respect thereof, and such non-defaulting Underwriters shall have the right, by notice to the Company, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that the percentage of Offered Shares that have not been purchased by a Defaulting Underwriter represents more than 10% of the aggregate Offered Shares, the other Underwriters will have the right, but will not be obligated, to purchase all of the percentage of the Offered Shares which would otherwise have been purchased by the Defaulting Underwriter; the Underwriters exercising such right will purchase such Offered Shares, if applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the non-defaulting Underwriters shall be relieved of all obligations to the Company arising from such default. Nothing in this section shall oblige the Company to sell to the Underwriters less than all of the Offered Shares or relieve from liability to the Company any Underwriter which shall be so in default.

Section 23 Market Stabilization

In connection with the distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 24 Relationship with TMX Group Limited

Certain of the Underwriters or affiliates thereof, own or control an equity interest in TMX Group. In addition, certain of the Underwriters or affiliates thereof have nominee directors serving on the TMX Group's board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group. No person is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service. The Underwriters do not require the Company to list securities on any exchange owned by TMX Group, as a condition of supplying or continuing to supply underwriting and/or other services.

Section 25 Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Company and the Underwriters with respect to the purchase and sale of the Offered Shares.

Section 26 Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the province of British Columbia and the federal laws of Canada applicable therein.

Section 27 Time of the Essence

Time shall be of the essence of this Agreement.

Section 28 Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally blank. Signature page follows.]

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us.

Yours very truly,

BMO NESBITT BURNS INC.

By: (Signed) "Carter Hohmann"

Name: Carter Hohmann

Title: Managing Director, Investment Banking

NATIONAL BANK FINANCIAL INC.

By: (Signed) "John O'Sullivan"

Name: John O'Sullivan

Title: Managing Director, Investment Banking

ATB CORMARK CAPITAL MARKETS CORP.

By: (Signed) "Darren Wallace"

Name: Darren Wallace

Title: Managing Director, Investment Banking

CANACCORD GENUITY CORP.

By: (Signed) "David Sadowski"

Name: David Sadowski

Title: Managing Director, Head of Canadian Metals and Mining, Investment Banking

RAYMOND JAMES LTD.

By: (Signed) "Gavin McOuat"

Name: Gavin McOuat

Title: Senior Managing Director, Mining Investment Banking

The foregoing is in accordance with our understanding and is accepted by us.

VERSAMET ROYALTIES CORPORATION

By: (Signed) "Dan O'Flaherty"

Name: Dan O'Flaherty

Title: Chief Executive Officer

SCHEDULE "A"

MATTERS TO BE ADDRESSED IN THE COMPANY'S CANADIAN COUNSEL OPINION

(1) The valid existence of the Company under the laws of its jurisdiction of incorporation.

(2) The authorized and issued capital of the Company.

(3) The Company has all requisite corporate power, capacity and authority including under the laws of its jurisdiction of incorporation, and is qualified to (i) carry on its businesses as presently carried on, (ii) own its property; and (iii) enter into this Agreement and to carry out the transactions contemplated hereby, (iii) to create, issue and sell, as applicable, the Offered Shares; and (iv) to grant the Over-Allotment Option.

(4) All necessary action has been taken by the Company to authorize, as applicable: (i) the execution and delivery of the Prospectus and, if applicable, any amendments thereto, (ii) the filing of the Prospectus and, if applicable, any amendments thereto under the Canadian Securities Laws in each of the Qualifying Jurisdictions, (iii) the execution and delivery of this Agreement and the performance of its obligations thereunder. (iv) the issuance, sale and delivery of the Offered Shares and the grant of the Over-Allotment Option.

(5) The Offered Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares.

(6) The description of the attributes of the Offered Shares in the Prospectus are, in all material respects, a true, complete and accurate description of the rights, privileges, restrictions and conditions attaching to such securities.

(7) The Company is a "reporting issuer" or the equivalent thereof in each of the Qualifying Jurisdictions.

(8) The execution and delivery by the Company of this Agreement, the fulfilment of the terms and the performance of its obligations hereunder, the consummation of the transactions contemplated hereby and the issuance, sale and delivery of the Offered Shares to be issued and sold by the Company at the Closing Time and the grant of the Over-Allotment Option do not and will not result in a breach (whether after notice or lapse of time or both) of any statute, law, by law, regulation, or decree, or the terms of any of the constating documents of the Company.

(9) This Agreement has been duly authorized and executed by the Company and constitutes legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to customary enforceability qualifications.

(10) TSX Trust Company at its principal office in the city of Vancouver has been duly appointed as the transfer agent and registrar for the Common Shares.

(11) All necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled by the Company under the securities laws of each of the Qualifying Jurisdictions in order to qualify the distribution of the Offered Shares to the public in each of the Selling Jurisdictions through investment dealers or brokers registered under the applicable securities laws of the Selling Jurisdictions who have complied with the relevant provisions of such Applicable Securities Laws and to qualify the grant of the Over-Allotment Option.

(12) The Offered Shares have been conditionally approved for listing on the TSX subject to the filing of documents in accordance with the requirements of the TSX.

(13) Subject to the assumptions, qualifications, limitations and restrictions set out therein, the statements in the Prospectus under the headings "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations" are, to the extent that such statements constitute statements of law, accurate summaries of the matters described therein in all material respects.

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SCHEDULE "B"

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

This is Schedule "B" to the Underwriting Agreement dated as of February 2, 2026 among Versamet Royalties Corporation, BMO Nesbitt Burns Inc., ATB Cormark Capital Markets Corp., Canaccord Genuity Corp. and Raymond James Ltd.

As used in this Schedule "B", capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a) "Directed Selling Efforts" means "directed selling efforts" as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Shares;

(b) "Foreign Issuer" means a foreign private issuer as that term is defined in Rule 405 under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity in this Schedule, it means any issuer that is (a) not the government of any country, or of any political subdivision of a country, other than the United States; and (b) a corporation or other organization incorporated under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are either directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

(c) "General Solicitation" or "General Advertising" means "general solicitation" or "general advertising", as used in Rule 502(c) under the U.S. Securities Act, including, without limitation, any advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media or broadcast over radio, television, or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(d) "Offshore Transaction" means an "offshore transaction" as that term is defined in Rule 9-2(h) of Regulation S;

(e) "QIB Purchaser Letter" means the QIB Purchaser Letter in the form attached as Exhibit A to the U.S. Placement Memorandum; and

(f) "Substantial U.S. Market Interest" means "substantial U.S. market interest" as that term is defined in Rule 902(j) of Regulation S.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter acknowledges that the Offered Shares have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States. Each Underwriter, separately and not jointly, represents, warrants and covenants to the Company, as at the date hereof and as at the Closing Date and any Option Closing Date that:

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Each Underwriter represents, warrants and covenants to the Company that:

1. It has not offered or sold, and will not offer or sell, any Offered Shares except (a) outside the United States in an Offshore Transaction in accordance with Rule 903 of Regulation S or (b) to Qualified Institutional Buyers in the United States as provided in 2 through 15 below. Accordingly, none of the Underwriter, its U.S. Affiliate, their affiliates or any person acting on any of their behalf, has made or will make (except as permitted in Section 2 through 15 below):

(i) any offer to sell or any solicitation of an offer to buy, any Offered Shares to any person in the United States;

(ii) any sale of Offered Shares to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Underwriter, its U.S. Affiliate, their affiliates or persons acting on any of their behalf reasonably believed that such purchaser was outside the United States; or

(iii) any Directed Selling Efforts.

2. It has not entered and will not enter into any contractual arrangement with respect to the offer and sale of the Offered Shares, except with its U.S. Affiliate, any Selling Firm or with the prior written consent of the Company.

3. It shall require its U.S. Affiliate and each Selling Firm to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that its U.S. Affiliate and each Selling Firm complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to its U.S. Affiliate and such Selling Firm.

4. All offers and sales of Offered Shares in the United States shall be made by it through the Underwriter's U.S. Affiliate being duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempt) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc. (or otherwise pursuant to Rule 15a-6 under the U.S. Exchange Act), on the date of each such offer and sale, and in compliance with all applicable federal and state U.S. broker-dealer requirements.

5. Offers and sales of Offered Shares in the United States shall not be made by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

6. Any offer, sale or solicitation of an offer to buy Offered Shares that has been made or will be made in the United States by it, through its U.S. Affiliate, was or will be made only to persons reasonably believed to be Qualified Institutional Buyers in transactions that are, assuming the accuracy of the representations, warranties and covenants given by the Company, exempt from registration under the U.S. Securities Act and in accordance with applicable securities laws of any state of the United States.

7. It has only offered and sold and will only offer and sell the Offered Shares to persons in the United States with whom it has a pre-existing substantive or business relationship and whom it reasonably believes are Qualified Institutional Buyers in compliance with exemptions from registration under the U.S. Securities Act and in compliance with applicable state securities law.

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8. Prior to soliciting such offerees in the United States and prior to the completion of any sale of Offered Shares to persons in the United States, such offerees and purchasers shall be informed that the Offered Shares have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States and are being offered to such offerees and sold to such purchasers in reliance on exemptions from the registration requirements under the U.S. Securities Act.

9. Each offeree of Offered Shares in the United States has been or shall be provided with the U.S. Placement Memorandum including the Prospectus, and each purchaser of Offered Shares that is in the United States will have received, at or prior to the time of purchase of any Offered Shares, the U.S. Placement Memorandum including the Prospectus. No other written material will be used in connection with the offer or sale of the Offered Shares in the United States or to or for the account or benefit of a U.S. person or a person in the United States.

10. At least one Business Day prior to the Closing Time and, if appliable, any Option Closing Time, it will provide the transfer agent with a list of all purchasers of the Offered Shares solicited by it in the United States.

11. At the Closing Time and, if appliable, any Option Closing Time, the Underwriter, together with its U.S. Affiliate offering Offered Shares in the United States, will provide a certificate, substantially in the form of Exhibit A to this Schedule "B" relating to the manner of the offer and sale of the Offered Shares in the United States or will be deemed to have represented and warranted that none of it, its affiliates or any person acting on any of their behalf has offered or sold Offered Shares in the United States.

12. It will obtain from each purchaser that is in the United States that is a Qualified Institutional Buyer an executed copy of the QIB Purchaser Letter, substantially in the form of Exhibit A to the U.S. Placement Memorandum, and at the Closing Time and, if appliable, any Option Closing Time, it will provide executed copies of all such letters to the Company.

13. It and its U.S. Affiliate acknowledge that until 40 days after the commencement of the Offering, an offer or sale of Offered Shares within the United States by any dealer (whether or not participating in the Offering) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act.

14. Its U.S. Affiliate offering the Offered Shares in the United States is a Qualified Institutional Buyer.

15. None of the Underwriter, its affiliates (including its U.S. Affiliate) or any person acting on any of their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act with respect to the offer and sale of the Offered Shares.

Representations, Warranties and Covenants of the Company

The Company represents, warrants and covenants to the Underwriters, as at the date hereof and as at the Closing Date and any Option Closing Date, that:

1. The Company is, and at the Closing Time and, if appliable, any Option Closing Time will be, a Foreign Issuer. The Company reasonably believes now that there is, and at the Closing Time and, if appliable, any Option Closing Time there will be, no Substantial U.S. Market Interest with respect to its Common Shares or any other class of its equity securities.

2. The Company is not now and as a result of the sale of Offered Shares contemplated hereby and the use of the proceeds of such sale as stated in the Prospectus Supplement will not be, required to be registered as an "investment company" as defined in the United States Investment Company Act of 1940, as amended.

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3. Except with respect to offers and sales in accordance with this Agreement (including this Schedule "B") in the United States to Qualified Institutional Buyers, none of the Company, its affiliates or any persons acting on any of their behalf (other than the Underwriters, their affiliates and any person acting on any of their behalf, as to which no representation, warranty or covenant is made) has offered or sold, or will offer or sell, any of the Offered Shares in the United States.

4. None of the Company, any of its affiliates, or any person acting on any of their behalf (other than the Underwriters, their affiliates and any person acting on any of their behalf, as to which no representation, warranty or covenant is made), has engaged or will engage in any Directed Selling Efforts or has taken or will take any action (including the sale of securities in the United States) that would cause the applicable exemptions afforded under the U.S. Securities Act or Rule 903 of Regulation S to be unavailable for offers and sales of the Offered Shares pursuant to this Agreement.

5. None of the Company, any of its affiliates, or any person acting on any of their behalf (other than the Underwriters, their affiliates or any person acting on any of their behalf, as to which no representation, warranty or covenant is made) has engaged or will engage in any form of General Solicitation or General Advertising in connection with the offer or sale of the Offered Shares in the United States or has otherwise acted in a manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer or sale of the Offered Shares in the United States.

6. The Offered Shares are not, and as of the Closing Time and, if appliable, any Option Closing Time will not be, and no securities of the same class as the Offered Shares are or will be (a) listed on a national securities exchange registered under Section 6 of the U.S. Exchange Act, (b) quoted in a "U.S. automated inter-dealer quotation system," as such term is used in Rule 144A, or

(c) convertible or exchangeable into or exercisable for securities so listed or quoted at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than 10%.

7. For so long as any Offered Shares offered and sold to Qualified Institutional Buyers pursuant to applicable exemptions from the registration requirements under the U.S. Securities Act are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act and if the Company is not exempt from reporting pursuant to Rule 12g3-2(b) under the U.S. Exchange Act nor subject to and in compliance with Section 13 or 15(d) of the U.S. Exchange Act, the Company shall furnish to any holder of such Offered Shares and any prospective purchaser of such Offered Shares designated by such holder, upon request of such holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act (so long as such requirement is necessary in order to permit such holders of the Offered Shares to effect resales under Rule 144A under the U.S. Securities Act).

8. In connection with offers and sales of the Offered Shares outside the United States, the Company, its affiliates and any person acting on any of their behalf (other than the Underwriter, its affiliates, the selling group and any person acting on their behalf, as to which the Company makes no representation, warranty or covenant) have complied and will comply with the requirements for an Offshore Transaction.

9. Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act with respect to the offer or sale of the Offered Shares.

10. None of the Company or any of its predecessors or subsidiaries has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules and regulations promulgated under the U.S. Securities Act.

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EXHIBIT A

UNDERWRITERS' CERTIFICATE

In connection with the private placement in the United States of common shares (the "Offered Shares") of Versamet Royalties Corporation (the "Company") pursuant to the Underwriting Agreement dated February 2, 2026, among the Company and the Underwriters named therein (the "Underwriting Agreement"), each of the undersigned does hereby certify as follows:

(i) the Offered Shares have been offered by us in the United States only by the U.S. Affiliate which is on the date hereof, and was at the time of each offer and sale of the Offered Shares made by it in the United States, a duly registered broker or dealer pursuant to Section 15(b) of the U.S. Exchange Act and under the laws of each state in which such offer or sale was made (unless exempted from the respective state's broker-dealer registration requirements), and a member of and in good standing with the Financial Industry Regulatory Authority, Inc. ("FINRA");

(ii) each offeree of Offered Shares in the United States was provided with a copy of the U.S. Placement Memorandum including the Prospectus, and each purchaser of Offered Shares in the United States, prior to the sale of Offered Shares to such purchaser, was provided with a copy of the U.S. Placement Memorandum including the Prospectus, and we have not used and will not use any written material other than the U.S. Placement Memorandum;

(iii) immediately prior to transmitting such U.S. Placement Memorandum to offerees in the United States, we had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer, and on the date hereof, we continue to believe that each purchaser that is in the United States purchasing Offered Shares is a Qualified Institutional Buyer;

(iv) no Directed Selling Efforts were used by us, and no form of General Solicitation or General Advertising was used by us in connection with the offer or sale of the Offered Shares in the United States;

(v) all offers and sales of Offered Shares by us in the United States have been effected in accordance with all applicable U.S. federal and state broker-dealer requirements and FINRA rules;

(vi) we have not taken nor will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act in connection with the Offering;

(vii) we obtained and delivered to the Company, for acceptance at the Closing Date and any Option Closing Date, from each Qualified Institutional Buyer a duly executed QIB Purchaser Letter in the form attached as Exhibit A to the U.S. Placement Memorandum; and

(viii) all offers and sales of the Offered Shares have been conducted by us in accordance with the terms of the Underwriting Agreement, including Schedule "B" thereto.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement (including Schedule "B" thereto) unless otherwise defined herein.

[Remainder of page intentionally left blank. Signature page follows.]

8

Dated this ____ day of __________, 2026.

[NAME OF UNDERWRITER]	[NAME OF U.S. AFFILIATE]

By: _______________________________________________	By: _______________________________________________
Name:	Name:
Title:	Title:

SCHEDULE C

COMPANY ROYALTIES

ASSET	LOCATION	OPERATOR	STAGE	INTEREST
Blackwater	Canada	Artemis Gold Inc	Producing	0.21% NSR
Greenstone	Canada	Equinox Gold	Producing	1.26% Stream
Kiaka	Burkina Faso	West African Resources	Producing	2.7% NSR
Kolpa	Peru	Endeavour Silver Corp.	Producing	95.8% Copper Stream
Mercedes	Mexico	Bear Creek Mining Corp	Producing	2.0% NSR
Rosh Pinah Zinc	Namibia	Appian Capital Advisory	Producing	90% Silver Stream
Santa Rita	Brazil	Atlantic Nickel	Producing	2.75% NSR
Cuiú Cuiú	Brazil	Cabral Gold Inc	Near-Term Development	1.5% NSR
El Pilar	Mexico	Southern Copper Corp.	Near-Term Development	1.0% GRR
Toega	Burkina Faso	West African Resources	Near-Term Development	2.7% NSR
Vittangi	Sweden	Talga Group Ltd	Near-Term Development	1.0% NSR
Converse	United States	Axcap Ventures Inc.	Long-Term Development / Exploration	1.0% NSR
Hackett River	Canada	Glencore Canada Corporation	Long-Term Development / Exploration	2.0% NSR
Mason	United States	Hudbay Minerals Inc	Long-Term Development / Exploration	0.4% NSR
Pilar	Brazil	Pilar Gold Inc	Long-Term Development / Exploration	1.0% NSR
Prairie Creek	Canada	NorZinc Ltd	Long-Term Development / Exploration	1.2% NSR
Adi Dairo	Ethiopia	Sun Peak Metals Corp	Long-Term Development / Exploration	1.0% NSR
Ajax	Canada	KGHM / Abacus Mining & Exploration Co	Long-Term Development / Exploration	1.5% NSR
Bobosso	Côte d'Ivoire	Montage Gold Corp	Long-Term Development / Exploration	1.0% NSR

ASSET	LOCATION	OPERATOR	STAGE	INTEREST
Del Norte	Canada	Teuton Resources	Long-Term Development / Exploration	1.0% NSR
Golden Sidewalk	Canada	Prosper Gold Corp	Long-Term Development / Exploration	2.0% NSR
Midas	Canada	Teuton Resources	Long-Term Development / Exploration	1.0% NSR
Mocoa	Colombia	Copper Giant Resources	Long-Term Development / Exploration	2.0% NSR
Nefasit	Ethiopia	Sun Peak Metals Corp	Long-Term Development / Exploration	1.0% NSR
Pacaska	Peru	Copper Standard Resources	Long-Term Development / Exploration	0.5% NSR
Wiluna	Australia	Toro Energy Ltd	Long-Term Development / Exploration	2.0% NSR
Zuun Mod	Mongolia	Erdene Resource Development Corp	Long-Term Development / Exploration	1.5% NSR
Primavera	Nicaragua	Equinox Gold Corp.	Long-Term Development / Exploration	1.5% NSR